Exhibit 99.1
News Release
Pebblebrook Hotel Trust Reports Second Quarter Results
     Bethesda, MD, August 5, 2010 — Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported operating results for the second quarter 2010.
     The Company’s net income (loss) to common shareholders was $(3.8) million, or $(0.19) per diluted share for the quarter ended June 30, 2010. For the same period, the Company generated funds from operations (“FFO”) of $(3.6) million. On a diluted share basis, FFO for the quarter was $(0.18).
     The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of 2010 was $(4.5) million.
     Net loss, FFO and EBITDA for the second quarter of 2010 included $3.1 million of costs incurred related to completed and potential acquisitions and $0.5 million of non-cash corporate general and administrative expenses.
     For the six months ended June 30, 2010, the Company reported a net loss to common shareholders of $(4.4) million, FFO of $(4.2) million, or $(0.21) per diluted share, and EBITDA of $(6.0) million.
     Net loss, FFO and EBITDA for the six months ended June 30, 2010 were reduced by $3.1 million of costs incurred related to completed and potential acquisitions and $1.0 million of non-cash corporate general and administrative expenses.
     As of June 30, 2010, the Company had no outstanding debt and $222.1 million of cash and cash equivalents and investments on its balance sheet. The weighted average number of common shares outstanding for the second quarter of 2010 was 20.3 million shares.
     “We are encouraged by the heathly improvement in demand from business travelers so far this year, which is leading the recovery in travel and hotel demand,” noted Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “The improvement in economic fundamentals, although slow and modest compared with previous recoveries, appears likely to be sustainable. We remain optimistic that the rebound in the lodging industry will continue, and with low supply growth for the next few years, will be long and strong.”
Second Quarter Highlights
     On June 4, 2010, the Company acquired the Doubletree Bethesda Hotel and Executive Meeting Center for $67.1 million. The 269-room, upscale, full-service hotel is located in the heart of downtown Bethesda, Maryland, just a few blocks from the Bethesda Metro station and minutes from downtown Washington, D.C. The property features approximately 13,500 square feet of meeting space, multiple food and beverage options and a rooftop fitness center and swimming pool. The hotel is managed by Thayer Lodging Group.
     On June 22, 2010, the Company acquired the Sir Francis Drake Hotel for $90.0 million. The 416-room, upper upscale, full-service hotel is located in downtown San Francisco, California in the vibrant Union Square district. The property features approximately 18,000 square feet of meeting space, the award-winning Scala’s Bistro and famed Harry Denton’s Starlight Room. The hotel is managed by Kimpton Hotels & Restaurants.

Subsequent Events
     On July 1, 2010, the Company acquired the InterContinental Buckhead Hotel for $105.0 million. The 422-room, luxury, full-service hotel is located in the thriving Buckhead area of Atlanta, Georgia. The property features approximately 31,000 square feet of meeting space, a 24,000-square foot outdoor garden and the award-winning Au Pied De Cochon restaurant. The hotel is managed by InterContinental Hotels Group PLC.
     “We have been very active during the last quarter and have been able to benefit from our many long-term relationships in the industry and our reputation as a quick and reliable purchaser. We successfully completed the acquisitions of three high-quality hotels in our target markets for purchase prices aggregating $262.1 million, and have two other properties under contract for purchase prices aggregating $110.0 million,” stated Mr. Bortz. “We believe we will continue to see a meaningful increase in the number of acquisition opportunities during the remainder of the year that should allow us to continue to opportunistically invest our capital.”
     In addition to the three hotels that the Company has acquired to date, the Company previously announced executed purchase and sale agreements for the Monaco Washington DC hotel and The Grand Hotel Minneapolis. The purchase of these properties has not yet occurred and the Company can give no assurance that the transactions will be consummated in the timetable previously set forth, or at all.
     On July 8, 2010, the Company executed a $150.0 million senior secured revolving credit facility. The credit facility matures July 2013 and has a one-year extension option. The Company has an accordion option which provides the option to upsize the available amount of the credit facility to $200.0 million. The new credit facility includes the following banks: Bank of America, N.A., acting as the Administrative Agent; Wells Fargo Bank, N.A., acting as the Syndication Agent; US Bank N.A., acting as the Documentation Agent; Crédit Agricole Corporate and Investment Bank; Raymond James Bank, FSB; Royal Bank of Canada; and Chevy Chase Bank.
     On July 28, 2010, the Company, in an underwritten secondary public offering, sold a total of approximately 19.6 million common shares resulting in net proceeds of approximately $318.3 million to the Company. Raymond James and Bank of America Merrill Lynch acted as joint book-running managers and Baird, Crédit Agricole Corporate and Investment Bank, Janney Montgomery Scott and Piper Jaffray & Company acted as co-managers. The proceeds from the offering will be used to invest in hotel properties in accordance with the Company’s investment strategy and for general business purposes.
     “With the successful execution of our secondary equity raise, combined with our $150.0 million credit facility and the placement of other prudent leverage, we have more than $600 million in capital for additional acquisitions and capital investments,” noted Raymond D. Martz, Chief Financial Officer of the Company. “We continue to appreciate the support shown by both our investors and our bank group.”
2010 Outlook
      The Company is amending its prior forecast of U.S. Industry RevPAR in 2010 to growth of 3% to 5% compared with 2009. This represents an improvement compared with the Company’s outlook provided in early May.
     The Company is reaffirming its outlook for the following for 2010:
     - Cash corporate general and administrative expenses: $5.0 million to $5.5 million
     - Non-cash corporate general and administrative expenses: $2.1 million to $2.4 million
     The Company is amending its estimate of the following for 2010 based on the previously mentioned secondary public offering:
     - Weighted average number of common shares outstanding, basic and diluted, for 2010: 28.8 million
     The Company’s 2010 outlook for cash and non-cash general and administrative expenses remains unchanged from late March. This outlook does not include any costs related to relocation of executive management or acquisitions, such as due diligence, transfer taxes, and legal and accounting fees, which are required to be expensed when incurred. The Company’s 2010 forecast for weighted average shares outstanding, basic and diluted, has been amended to reflect the shares issued on July 28, 2010.

Earnings Call
     The Company will conduct its quarterly analyst and investor conference call on August 6, 2010 at 9:00 AM EDT. To participate in the conference call, please dial (888) 364-3111 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.
About Pebblebrook Hotel Trust
     Pebblebrook Hotel Trust is a real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale, full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities. The company owns three hotels comprising over 1,100 guest rooms in Bethesda, MD, San Francisco, CA and Buckhead, GA.
This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions and projected expenses. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus on Form 424(b)(1) filed on July 23, 2010. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this release is as of August 5, 2010. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.
###
Additional Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Statements of Operations
(In thousands, except share data and per-share data)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010

REVENUES
Room	$1,360	$1,360
Food and beverage	770	770
Other operating department	27	27
Other income	59	59

Total revenues	2,216	2,216

EXPENSES
Hotel operating expenses:
Room	298	298
Food and beverage	405	405
Other direct	41	41
Other indirect	645	645

Total hotel operating expenses	1,389	1,389
Depreciation and amortization	223	228
Real estate taxes, personal property taxes & insurance	73	73
General and administrative	2,156	3,642
Hotel property acquisition costs	3,061	3,146

Total operating expenses	6,902	8,478

Operating loss	(4,686)	(6,262)

Interest income	898	1,875

Loss before income taxes	(3,788)	(4,387)

Income tax expense	(26)	(26)

Net loss atttributable to common shareholders	$(3,814)	$(4,413)

Loss per share attributable to common shareholders, basic and diluted	$(0.19)	$(0.22)

Weighted average number of common shares, basic and diluted	20,260,590	20,260,319

Pebblebrook Hotel Trust
Consolidated Balance Sheets
(In thousands)

	June 30, 2010	December 31, 2009
	(Unaudited)

ASSETS

Investment in hotel properties, net	$156,895	$—
Cash and cash equivalents	182,058	319,119
Investments	40,000	70,000
Hotel receivables (net of allowance for doubtful accounts of $0)	1,154	—
Deferred financing costs, net	374	—
Prepaid expenses and other assets	9,090	284

Total assets	$389,571	$389,403

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable and accrued expenses	$5,069	$1,853
Accrued underwriter fees	8,050	8,050
Advance deposits	371	—

Total liabilities	13,490	9,903
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, $.01 par value, 100,000,000 shares authorized; 0 issued issued and outstanding at June 30, 2010 and at December 31, 2009	—	—
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 20,260,590 issued and outstanding at June 30, 2010; 20,260,000 issued and outstanding at December 31, 2009	203	203
Additional paid-in capital	379,577	379,370
Retained deficit	(4,560)	(147)

Total shareholders’ equity	375,220	379,426
Non-controlling interest	861	74

Total equity	376,081	379,500

Total liabilities and equity	$389,571	$389,403

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) attributable to common shareholders to Funds from Operations per Diluted Share and Earnings Before Interest, Taxes, Depreciation
and Amortization
(Dollars in thousands, share data and per share data)
(Unaudited)

	Three months	Six months
	ended	ended
	June 30, 2010	June 30, 2010
Net loss attributable to common shareholders	$(3,814)	$(4,413)
Adjustments:
Depreciation and amortization	205	205

FFO	$(3,609)	$(4,208)

Weighted average shares outstanding — basic and diluted	20,260,590	20,260,319

Diluted FFO per share	$(0.18)	$(0.21)

	Three months	Six months
	ended	ended
	June 30, 2010	June 30, 2010
Net loss attributable to common shareholders	$(3,814)	$(4,413)
Adjustments:
Interest income	(898)	(1,875)
Income tax expense	26	26
Depreciation and amortization	223	228

EBITDA	$(4,463)	$(6,034)

     This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP.
     These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
     Funds from Operations — Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.
     Earnings before Interest, Income Taxes, and Depreciation and Amortization (“EBITDA”) — We believe that EBITDA provides investors a useful financial measure to evaluate our operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).
The Company’s presentation of FFO in accordance with the NAREIT white paper and EBITDA, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.